UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2019

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California St.

Suite 4925

San Francisco, CA 94194

Phone: (415) 659-1564

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On July 31, 2019, APPlife Digital Solutions Inc., engaged Sarah Uphoff, known as Pantera Sarah, as an Executive Director of Brand Ambassadors. Sarah will use her skills and highly developed long-term network earned as an accomplished marketing director, event coordinator and nightlife innovator in Los Angeles, California to introduce and create partnerships between APPlife Digital Solutions Inc.’s projects and brand ambassadors from a pool of celebrities, actors, athletes and musicians. APPlife’s agreement with Uphoff is comprised of cash, a stock award and minority equity positions in the projects she participates.

Additionally, on July 31, 2019, APPlife Digital Solutions Inc., brought on Jonathan Antin, a highly regarded Los Angeles, California based celebrity haircare professional and expert in men’s grooming and styling, to our subsidiary company’s project Rooster Essentials. Antin has an extensive list of celebrity clientele, has owned multiple salons, currently operates a salon located in Beverly Hills, California.  Antin has successful namesake product line, a high number of social media followers, multiple tv appearances, and popular shows about him and his salon.  More details and a full bio on him can be found on www.roosteresentials.com/expert.html.  APPlife’s agreement with Antin is comprised of cash, a stock award and a minority equity position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2019

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer